EX-99.e.1.ii

AMENDMENT NO. 3 TO
SCHEDULE I
TO THE DISTRIBUTION AGREEMENT

AS OF JULY 28, 2011

     This Schedule to the Distribution Agreement between Delaware Pooled Trust and Delaware Distributors, L.P. originally entered into as of January 9, 2007 and amended and restated on January 4, 2010 (the “Agreement”) lists the Series and Classes for which Delaware Distributors, L.P. provides distribution services pursuant to this Agreement, along with the 12b-1 Plan rates, if applicable, for each class and the date on which the Agreement became effective for each Series.

Portion
designated as
Service Fee
Rate (per
		Total 12b-1 Plan Fee	annum of the
		Rate (per annum of	Series’ average
		the Series’ average	daily net assets
		daily net assets	represented by
		represented by shares	shares of the	Original
Series Name	Class Names	of the Class)	Class)	Effective Date
The Core Focus Fixed Income Portfolio				June 30, 2004
The Core Plus Fixed Income Portfolio				June 28, 2002
The Emerging Markets Portfolio				April 19, 2001
The Emerging Markets Portfolio II				June 22, 2010
The Focus Smid-Cap Growth Equity Portfolio				November 30, 2003
The Global Fixed Income Portfolio				April 19, 2001
The Global Real Estate Securities Portfolio	The Global Real			January 9, 2007
Estate Securities
Portfolio
Original Class
The High-Yield Bond Portfolio				April 19, 2001
The International Equity Portfolio				April 19, 2001
The Labor Select International Equity Portfolio				April 19, 2001
The Large-Cap Growth Equity Portfolio				October 30, 2005
The Large-Cap Value Equity Portfolio				April 19, 2001
The Real Estate Investment Trust Portfolio (Delaware REIT Fund)
	Delaware REIT	0.30%		April 19, 2001
Fund A Class
	Delaware REIT	1.00%	0.25%	April 19, 2001
Fund B Class
	Delaware REIT	1.00%	0.25%	April 19, 2001
Fund C Class
	Delaware REIT	0.60%		May 15, 2003
Fund R Class
	Delaware REIT			April 19, 2001
Fund
Institutional
Class
The Real Estate Investment Trust Portfolio II				April 19, 2001
The Select 20 Portfolio				April 19, 2001

DELAWARE DISTRIBUTORS, L.P.
DELAWARE DISTRIBUTORS, INC., General Partner

By:	/s/ J. Scott Coleman
Name:	J. Scott Coleman
Title:	Executive Vice President

DELAWARE POOLED TRUST
on behalf of the Series
listed on Schedule I

By:	/s/ Patrick P. Coyne
Name:	Patrick P. Coyne
Title:	President and Chief Executive Officer